ARTICLES OF INCORPORATION OF SPORTS & rECREATION REINCORPORATION, INC.

ARTICLE I - NAME

The name of the corporation is "SPORTS & RECREATION REINCORPORATION, INC." (hereinafter called the "Corporation").

ARTICLE II - ADDRESS OF PRINCIPAL OFFICE AND MAILING ADDRESS

The address of the principal office of the Corporation and the mailing address of the Corporation are 4701 W. Hillsborough Avenue, Tampa, Florida 33614.

ARTICLE III - CAPITAL STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 100,000,000 shares of Common Stock, par value $0.01 per share.

ARTICLE IV - INITIAL REGISTERED AGENT

The street address of the initial registered office of the Corporation is 501 E. Kennedy Blvd., Tampa, Florida 33602; and the name of the initial registered agent of the Corporation at that address is Fowler, White, Gillen, Boggs, Villareal and Banker, P.A. Attn: David C. Shobe, Esq.

ARTICLE V - INCORPORATOR

The name and address of the person filing these Articles of incorporation is:

                                    Stephen Bebis
                                    4701 W. Hillsborough Avenue
                                    Tampa, Florida  33614

ARTICLE VI - PURPOSE

The Corporation is organized for the purpose of engaging in any lawful act or activity for which corporations may be organized under the Florida Corporation Act.

ARTICLE VII - SPECIAL MEETINGS OF STOCKHOLDERS

The stockholders of the Corporation may only call a special meeting of stockholders if the holders of at least 50% of all of the votes entitled to be caste on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. In addition, the directors or any officer instructed by the directors may call a special meeting of the stockholders.

ARTICLE VII - BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws.

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of incorporation on April 19, 1996.


                                           /s/ Stephen Bebis
                                           Incorporator

              CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE
                   FOR THE SERVICE OF PROCESS WITHIN FLORIDA
                  NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

     In compliance with Section 48.091, Florida Statutes, the following is submitted:

     Sports & Recreation Reincorporation, Inc. has named Fowler, White, Gillen, Boggs, Villareal and Banker, P.A., located at 501 East Kennedy Boulevard, Suite 1700, City of Tampa, County of Hillsborough, State of Florida, as its agent to accept service of process within Florida.

     Having been named to accept service of process for the above-stated corporation, at the place designated in this certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

                                           FOWLER, WHITE, GILLEN, BOGGS,
                                           VILLAREAL AND BANKER, P.A.



                                           By:      /s/ David C. Shobe
                                              David C. Shobe, For the Firm

                                           Date:    April 22, 1996

                               ARTICLES OF MERGER
                                       OF
                                JumboSports Inc.
                                      AND
                   Sports & Rrecreation Reincorporation, Inc.

To the Secretary of State
State of Florida

     Pursuant to the provisions of the Florida Business Corporation Act, the Florida wholly owned subsidiary business corporation and the foreign parent business corporation named below do hereby adopt the following Articles of Merger.

1. Annexed hereto and made a part hereof is the Plan and Agreement of Merger, as amended, for merging JumboSports Inc. ("Sports") (formerly known as Sports & Recreation, Inc. but which has adopted the new name pursuant to another merger of even date herewith with a wholly owned Delaware subsidiary known as Sports & Recreation Macro Sports, Inc.) into Sports & Recreation Reincorporation, Inc. (the "Company") as approved by the Shareholders of Sports on June 12, 1996.

2. The effective time and date of the merger herein provided for in the State of Florida shall be the date and time when these Articles of Merger shall be filed with the Secretary of State of the State of Florida.

3. Approval of the Plan and Agreement of Merger by the Shareholders of the Company was not required because the Company was a wholly owned subsidiary of Sports.

4. The merger of Sports with and into the Company is permitted by the laws of Delaware, its jurisdiction of organization, and is in compliance with said laws. The Plan and Agreement of Merger was adopted by the Board of Directors of Sports on April 5, 1996 and was amended by the Board of Sports on December 18, 1996.

5. As to the Company, the aforesaid Plan of Merger was adopted in accordance with the provisions of the Florida Business Corporation Act on April 23, 1996 and amended on December 13, 1996.

6. The Company will be the Surviving Corporation in the Merger and from and after the effective time of the Merger will change its name to JumboSports Inc.

     IN WITNESS WHEREOF, the undersigned have caused these Articles of Merger to be executed effective the 14th day of February, 1997.

                                     JumboSports Inc.

                                     By:   /s/ Stephen Bebis
                                     Name:  Stephen Bebis
                                     Title: Chairman, CEO and President


                                     SPORTS & RECREATION REINCORPORATION, INC.

                                     By:    /s/ Stephen Bebis
                                     Name:  Stephen Bebis
                                     Title: Chairman, CEO and President

                          PLAN AND AGREEMENT OF MERGER


THIS PLAN AND AGREEMENT OF MERGER, dated April 23, 1996 (the "Agreement"), is entered into between SPORTS & RECREATION REINCORPORATION, INC., a Florida corporation ("FLORIDA") and SPORTS & RECREATION, INC., a Delaware corporation ("SPORTS").

                                    RECITALS

A. SPORTS has an aggregate authorized capital of 100,000,000 shares of Common Stock, par value of $0.01 per share (the "SPORTS Common Stock"), of which, as of March 15, 1996, 19,778,031 were duly issued and outstanding.

B. FLORIDA has an aggregate authorized capital stock of 100,000,000 shares of Common Stock, par value of $0.01 per share (the "FLORIDA Common Stock"), of which 19,778,031 shares have been duly issued and are now outstanding.

C. The respective Boards of Directors of FLORIDA and SPORTS believe that the best interests of FLORIDA and SPORTS and their respective stockholders will be served by the merger of SPORTS with FLORIDA under and pursuant to the provisions of this Agreement and the Delaware General Corporation Law and the Florida General Corporation Act.


                                    AGREEMENT

     In consideration of the Recitals and of the mutual agreements contained in this Agreement, the parties hereto agrees as set forth below.

1.   MERGER

     SPORTS shall be merged with and into FLORIDA (the "MERGER").

2.   SHAREHOLDER APPROVAL

     Priorto the filing of this Agreement or a certificate of merger with the Secretary of State of Delaware, or of Articles of Merger with the Secretary of State of Florida, the majority of the outstanding shares of SPORTS entitled to vote at the 1996 Annual Meeting of Stockholders of SPORTS shall have approved this Agreement and the transaction contemplated hereby.

3.   EFFECTIVE DATE

     The Merger shall become effective immediately upon the later of the filing of this Agreement or a certificate of merger with the Secretary of State of Delaware in accordance with the Delaware General Corporation Law and the filing of articles of merger with the Secretary of State of Florida in accordance with the Florida General Corporation Act. The time of such effectiveness is hereafter called the "Effective Date".

4.   SURVIVING CORPORATION

     FLORIDA shall be the surviving corporation of the Merger and shall continue to be governed by the Laws of the State of Florida. On the Effective Date, the separate corporate existence of SPORTS shall cease.

5.   NAME OF SURVIVING CORPORATION

     On the Effective Date, the Articles of Incorporation of FLORIDA shall be amended to change the name of FLORIDA to "SPORTS & RECREATION, INC."

6.   CERTIFICATE OF INCORPORATION

     Except as provided in Section 4, the Articles of Incorporation of FLORIDA as they exist on the Effective Date shall be the Articles of Incorporation of FLORIDA following the Effective Date, unless and until the same shall thereafter be amended or repealed in accordance with the Laws of the State of Florida.

7.   BYLAWS

     The Bylaws of FLORIDA as they exist on the Effective Date shall be the Bylaws of FLORIDA following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof and the laws of the State of Florida.

8.   BOARD OF DIRECTORS AND OFFICERS

     The members of the Board of Directors and the officers of SPORTS immediately prior to the Effective Date shall be the members of the Board of Directors and the officers, respectively, of FLORIDA following the Effective Date, and such persons shall serve in such offices for the terms provided by Law or in the Bylaws, or until their respective successors are elected and qualified.

9.   RETIREMENT OF OUTSTANDING FLORIDA STOCK

     Forthwith upon the Effective Date, each of the 19,778,031 shares of the FLORIDA Common Stock presently issued and outstanding shall be retired, and no shares of FLORIDA Common Stock or other securities of FLORIDA shall be issued in respect thereof.

10.  CONVERSION OF OUTSTANDING SPORTS STOCK

     Forthwith upon the Effective Date, each issued and outstanding share of SPORTS Common Stock and all rights in respect thereof shall be converted into one fully-paid and nonassessable share of FLORIDA Common Stock, and each certificate representing shares of SPORTS Common Stock shall for all purposes be deemed to evidence the ownership of the same number of shares of FLORIDA Common Stock as are set forth in such certificate. Certificates of SPORTS Common Stock presented for transfer following the Effective Date will be replaced with certificates for the same number of shares of FLORIDA Common Stock.

11.  STOCK OPTIONS, WARRANTS AND CONVERTIBLE DEBT

     Forthwith upon the Effective Date, each stock option, stock warrant, convertible debt instrument and other right to subscribe for or purchase shares of SPORTS Common Stock shall be converted into a stock option, stock warrant, convertible debt instrument or other right to subscribe for or purchase the same number of shares of FLORIDA Common Stock, and each certificate, agreement, note or other document representing such stock option, stock warrant, convertible debt instrument or other right to subscribe for or purchase shares of SPORTS Common Stock shall for all purposes be deemed to evidence the ownership of a stock option, stock warrant, convertible debt instrument or other right to subscribe for or purchase of FLORIDA Common Stock.

12.  RIGHTS AND LIABILITIES OF FLORIDA

     At and after the Effective Date, and all in the manner of and as more fully set forth in Section 607,1106 of the Florida General Corporation Act and
     Section 259 of the Delaware General Corporation Law, the title to all real estate and other property, or any interest therein, owned by each of SPORTS and FLORIDA shall be vested in FLORIDA without reversion or impairment;
     FLORIDA  shall  succeed to and possess,  without  further act or deed,  all estates, rights, privileges, powers, and franchise, both public and private, and all of the property, real, personal and mixed of each of SPORTS and FLORIDA without reversion or impairment; FLORIDA shall thenceforth be responsible and liable for all the liabilities and obligations of each SPORTS and FLORIDA; any claim existing or action or proceeding pending by or against SPORTS or FLORIDA may be continued as if the Merger did not occur or FLORIDA may be substituted for SPORTS in the proceeding; neither the rights of creditors nor any liens upon the property of SPORTS or FLORIDA shall be impaired by the Merger; and FLORIDA shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the Merger.

13.  TERMINATION

     This Agreement may be terminated and abandoned by action of the respective Boards of Directors of SPORTS and FLORIDA at any time prior to the Effective Date, whether before or after approval by the stockholders of either or both of the parties hereto.

14.  AMENDMENT

     The Boards of Directors of the parties hereto may amend this Agreement at any time prior to the Effective Date; provided that an amendment made subsequent to the approval of this Agreement by the stockholders of either of the parties hereto shall not: (a) change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of the parties hereto, (b) change any term of the Articles of Incorporation of FLORIDA, or (c) change any other terms or conditions of this Agreement if such change would adversely affect the holders of any capital stock of either party hereto.

15.  REGISTERED OFFICE

     The registered office of FLORIDA in the State of Florida is located at 501 East Kennedy Blvd., Suite 1700, Tampa, FL 33602, and Fowler, White, Gillen, Boggs, Villareal and Banker, P.A. is the registered agent of FLORIDA at such address.

16.  INSPECTION OF AGREEMENT


     Executed copies of this Agreement will be on file at the principal place of business of FLORIDA at 4701 W. Hillsborough Avenue, Tampa, FL 33614. A copy of this Agreement shall be furnished by FLORIDA, on request and without cost, to any stockholder of either SPORTS or FLORIDA.

17.  GOVERNING LAW

     This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the Laws of the State of Florida.

18.  SERVICE OF PROCESS

     On and after the Effective Date, FLORIDA agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation of SPORTS or FLORIDA arising from the Merger.

19.  DESIGNATION OF DELAWARE SECRETARY OF STATE AS AGENT FOR SERVICE OF PROCESS

     On and after the Effective Date, FLORIDA irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any suit or other proceeding to enforce the rights of any stockholders of SPORTS or FLORIDA arising from the Merger. The Delaware Secretary of State is requested to mail a copy of any such process to FLORIDA at 501 East Kennedy Blvd., Suite 1700, Tampa, FL 33602, Attention: Fowler, White, Gillen, Boggs, Villareal and Banker, P.A.

     IN WITNESS WHEREOF, each of the parties hereto, pursuant to authority duly granted by their respective Board of Directors, has caused this Plan and Agreement of Merger to be executed, respectively, by its President and attested by its Secretary.

                                     SPORTS & RECREATION REINCORPORATION, INC.
                                     a Florida corporation
ATTEST:

/s/ Susan L. Jump                    By: /s/ Stephen Bebis
Secretary                            Name: Stephen Bebis
                                     Its:  President


                                     SPORTS & RECREATION, INC.
                                     a Delaware corporation
ATTEST:

/s/ Susan L. Jump                    By: /s/ Stephen Bebis
Secretary                            Name: Stephen Bebis
                                     Its:  President

                  AMENDMENT TO THE PLAN AND AGREEMENT OF MERGER

     THIS AMENDMENT is made and entered into this 18th day of December, 1996, by and between SPORTS & RECREATION, INC., a Delaware corporation ("SPORTS"), and SPORTS & RECREATION REINCORPORATION, a Florida corporation ("FLORIDA"). All terms not defined herein shall have the meanings ascribed to them in that certain Plan and Agreement of Merger dated the 23rd day of April, 1996 (the "Merger Agreement") by and between SPORTS and FLORIDA.

                              W I T N E S S E T H:

     WHEREAS, SPORTS AND FLORIDA entered into the Merger Agreement dated the 23rd day of April, 1996 whereby SPORTS AND FLORIDA agreed to merge.

     WHEREAS, the Shareholders of SPORTS approved the Merger Agreement at a meeting of the shareholders on June 12, 1996.

     WHEREAS, the Board of Directors of FLORIDA approved the Merger Agreement in an Action by Written Consent of the Board of Directors on April 23, 1996.

     WHEREAS, SPORTS and FLORIDA now desire to amend the Plan and Agreement of Merger;

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree to amend the Plan and Agreement of Merger as follows:

Paragraph 5 of the Plan and Agreement of Merger shall be stricken and the following paragraph shall be substituted in its place:

5.   NAME OF SURVIVING CORPORATION

     On the Effective Date, the Articles of Incorporation of Florida shall be amended to change the name of FLORIDA to "Sports & Recreation, Inc." or such other name that has been adopted by SPORTS prior to the Effective Date of the merger.

     THIS AMENDMENT is being entered into this 18th day of December, 1996.

                                      SPORTS & RECREATION REINCORPORATION, INC.

                                      By: /s/ Stephen Bebis
                                      Its: President


                                      SPORTS & RECREATION, INC.

                                      By: /s/ Stephen Bebis
                                      Its: President

                          Directors of JumboSports Inc.

Stephen Bebis                               4701 West Hillsborough Avenue
                                            Tampa, Florida 33614

Steven A. Raymund                           Tech Data
                                            5350 Tech Data Drive
                                            Clearwater, Florida  34620

R. Bradley Martin                           Proffit's, Inc.
                                            5810 Shelby Oaks Drive
                                            Memphis, Tennessee  38134

Chris T. Sullivan                           Outback Steakhouse
                                            550 N. Reo Street, Suite 200
                                            Tampa, Florida  33609

Samuel Northrop, Jr.                        8140 Mar Del Plata Street East
                                            Jacksonville, Florida  32256

Ronald L. Vaughn                            78 Adalia Avenue South
                                            Tampa, Florida  33606

Harold Compton                              CompuUSA
                                            14951 North Dallas Parkway
                                            Dallas, Texas  75240

                          Officers of JumboSports Inc.

Stephen Bebis              President and Chief Executive Officer
                           4701 West Hillsborough Avenue
                           Tampa, Florida 33614

Raymond P. Springer        Executive Vice President and Chief Financial Officer
                           4701 West Hillsborough Avenue
                           Tampa, Florida 33614

Robert J. Wittman          Executive Vice President and
                            Chief Merchandising Officer
                           4701 West Hillsborough Avenue
                           Tampa, Florida 33614

Susan L. Jump              Secretary
                           4701 West Hillsborough Avenue
                           Tampa, Florida 33614

                                     CONSENT

     I hereby  consent  to the use of the  corporate  name  "JumboSports  Inc.,"
reserved by the undersigned on February 3, 1997, reservation number R97000000531, by Sports & Recreation Reincorporation, Inc. (the "Company"). The Company may adopt the name JumboSports Inc. upon filing of its Articles of Merger of Sports & Recreation Reincorporation, Inc., a Florida corporation, and JumboSports Inc., Delaware corporation, with the Florida Secretary of State on Friday, February 14, 1997.

     Dated as of this 12th day of February, 1997.



                                                /s/ Amy R. Eckard
                                                Amy R. Eckard

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                                JUMBOSPORTS INC.

     WHEREAS,   the   Articles   of   Incorporation   of  SPORTS  &   RECREATION
REINCORPORATION, INC. were originally filed with and approved by the Secretary of State of Florida on the 22nd day of April, 1996; and

     WHEREAS, Articles of Merger for SPORTS & RECREATION REINCORPORATION, INC. were filed with and approved by the Secretary of State of Florida on the 14th day of February, 1997, pursuant to which SPORTS & RECREATION REINCORPORATION, INC. changed its name to JUMBOSPORTS INC. as the surviving corporation; and

     WHEREAS, it is the intention of the directors and the shareholders of JUMBOSPORTS INC. that the Articles of Incorporation be amended in accordance with the Amendment to the Articles of Incorporation hereinafter set forth; and

     WHEREAS, the proposed Amendment to the Articles of Incorporation of JUMBOSPORTS INC. hereinafter set forth was approved by the requisite number of shareholders of JUMBOSPORTS INC. on the 16th day of June, 1997; and

     WHEREAS, the approval of the Secretary of State of Florida of the proposed Amendment hereinafter set forth is hereby requested.

     RESOLVED, that the Articles of Incorporation of the Corporation be amended by the addition of Article IX which shall be and read in its entirety as follows:

                             ARTICLE IX - DIRECTORS

     (a) The number of directors which shall constitute the entire Board of Directors shall be not less than three (3) nor more than fifteen (15) directors. Within these limits, the number of directors shall be fixed from time to time in accordance with the Bylaws. The directors shall be elected at the annual shareholders' meeting, except as provided in subparagraph (b) of this Article
IX. The directors shall be divided into three (3) classes as nearly equal in number as may be. At the annual shareholders' meeting in 1997, one class of two directors shall be elected for a one-year term, one class of two directors shall be elected for a two-year term, and one class or three directors shall be elected for a three-year term. Commencing with the annual shareholders' meeting in 1998 and at each succeeding annual shareholders' meeting, successors to the class of directors whose terms expire at such annual shareholders' meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain the number of directors comprising each class as nearly equal as possible. Any additional directors of a class shall hold office for a term which will coincide with the remaining term of the other directors of the class.

     (b) A director shall hold office until the annual shareholders' meeting for the year in which his or her term expires and until his or her successor shall be elected. Directors may be removed only by the holders of at least a majority of the outstanding Common Stock and only for cause at a meeting called for such purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal, (ii) the director has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the corporation in a matter of substantial importance to the corporation, and the adjudication is no longer subject to direct appeal or (iii) any other situation exists which eighty (80%) of the other directors, in their sole discretion, agree constitutes cause for removal.

     (c) If any vacancy occurs on the Board of Directors or any new directorship is created by an increase in the authorized number of directors, a majority of the directors in office, though less than a quorum, may fill the vacancy or fill the newly created directorship. Any director elected to fill a vacancy shall have the same term as that of his or her predecessor, or, if such vacancy is a result of an increase in the number of directors, as that of the other directors of the class of which he or she shall be a member.

     IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation is hereby adopted and executed on behalf of JUMBOSPORTS INC. by its President effective the 6th day of May, 1997.

                                            JUMBOSPORTS INC.



                                            By: /s/ Stephen Bebis
                                            Stephen Bebis, President

                             ARTICLES OF CORRECTION
                                       OF
                                JUMBOSPORTS INC.

     WHEREAS, an Amendment to the Articles of Incorporation of JUMBOSPORTS INC. was filed with and approved by the Secretary of State of Florida on the 14th day of August, 1997, a copy of which is attached hereto; and

     WHEREAS, the following statement contained in the Amendment to the Articles of Incorporation is incorrect as the Amendment to the Articles of Incorporation was actually adopted and executed effective the 6th day of August, 1997, and not the 6th day of May, 1997;

     "IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation is hereby adopted and executed on behalf of JUMBOSPORTS INC. by its President effective the 6th day of May, 1997."

     NOW  THEREFORE,   the  Amendment  to  the  Articles  of   Incorporation  of
JUMBOSPORTS INC. is hereby corrected by deleting in its entirety the above referenced statement and by substituting therefor the following, to wit:

     "IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation is hereby adopted and executed on behalf of JUMBOSPORTS INC. by its President effective the 6th day of August, 1997."

     IT WITNESS WHEREOF, these Articles of Correction are hereby adopted and executed on behalf of JUMBOSPORTS INC. by its President effective the 19th day of August, 1997.


                                               JUMBOSPORTS, INC.



                                               By: /s/ Stephen Bebis
                                               Stephen Bebis, President